CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Exhibit G: Financial Highlights of the Acquired Funds” in the Prospectus dated February 7, 2025, and included in the Registration Statement (Form N-14, File No. 333-283903) of Victory Portfolios IV (the “Registration Statement”).

We consent to the incorporation by reference of our reports dated February 28, 2024 with respect to the financial statements and financial highlights of Pioneer Core Equity Fund, Pioneer Fund, Pioneer AMT-Free Municipal Fund and Pioneer U.S. Government Money Market Fund included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2023 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 7, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment to Registration Statement No. 333-283903 on Form N-14 of our reports, relating to the financial statements and financial highlights of the funds (the “Funds”), appearing in the Annual Reports on Form N-CSR of the Funds for the years ended as indicated in the table below, and references to us under the headings “Other Principal Service Providers” and “Financial Highlights of the Acquired Funds”, which are part of such Registration Statement.

ACQUIRED FUND	Year end	Report date
Pioneer Balanced ESG Fund, a Fund of Pioneer	7/31/24	09/27/2024
Series Trust IV

Pioneer Bond Fund, a Fund of Pioneer Bond	6/30/24	08/23/2024
Fund

Pioneer CAT Bond Fund, a Fund of Pioneer	10/31/24	12/20/2024
Series Trust VII

Pioneer Corporate High Yield Fund, a Fund of	8/31/24	10/25/2024
Pioneer Series Trust X

Pioneer Disciplined Growth Fund, a Fund of	8/31/24	10/25/2024
Pioneer Series Trust XII

Pioneer Disciplined Value Fund, a Fund of	8/31/24	10/25/2024
Pioneer Series Trust III

Pioneer Equity Income Fund, a Fund of	10/31/24	12/20/2024
Pioneer Equity Income Fund

Pioneer Equity Premium Income Fund, a Fund	10/31/24	12/20/2024
of Pioneer Series Trust VI

Pioneer Floating Rate Fund, a Fund of Pioneer	10/31/24	12/20/2024
Series Trust VI

Pioneer Fundamental Growth Fund, a Fund of	3/31/24	05/29/2024
Pioneer Series Trust X

Pioneer Global Sustainable Equity Fund, a	8/31/24	10/25/2024
Fund of Pioneer Series Trust V

Pioneer Global Sustainable Growth Fund, a	9/30/24	11/26/2024
Fund of Pioneer Series Trust XIV

Pioneer Global Sustainable Value Fund, a Fund	9/30/24	11/26/2024
of Pioneer Series Trust XIV

Pioneer High Income Municipal Fund, a Fund	8/31/24	10/25/2024
of Pioneer Series Trust V

Pioneer High Yield Fund, a Fund of Pioneer	10/31/24	12/20/2024
High Yield Fund

Pioneer Intrinsic Value Fund, a Fund of Pioneer	9/30/24	11/26/2024
Series Trust XIV

Pioneer Mid Cap Value Fund, a Fund of	10/31/24	12/20/2024
Pioneer Mid Cap Value Fund

Pioneer Multi-Asset Income Fund, a Fund of	7/31/24	09/30/2024
Pioneer Series Trust IV

Pioneer Multi-Asset Ultrashort Income Fund, a	3/31/24	05/29/2024
Fund of Pioneer Series Trust X

Pioneer Securitized Income Fund, a Fund of	7/31/24	09/27/2024
Pioneer Series Trust IV

Pioneer Short Term Income Fund, a Fund of	8/31/24	10/25/2024
Pioneer Short Term Income Fund

Pioneer Solutions - Balanced Fund, a Fund of	7/31/24	09/27/2024
Pioneer Asset Allocation Trust

Pioneer Strategic Income Fund, a Fund of	9/30/24	11/26/2024
Pioneer Series Trust XIV

Pioneer International Equity Fund, a series of	11/30/24	01/27/2025
Pioneer Series Trust VIII

Pioneer Select Mid Cap Growth Fund, a series	11/30/24	01/27/2025
of Pioneer Series Trust II

Deloitte & Touche LLP

Boston, MA 02110

February 07, 2025